UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 26, 2022

MusclePharm Corporation

(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53166	77-0664193
(Commission File Number)	(I.R.S. Employer Identification No.)

6728 W. Sunset Rd., Ste. 130, Las Vegas, NV	89118
(Address of Principal Executive Offices)	(Zip Code)

(800) 859-3010
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Gary C. Shirshac as interim Chief Financial Officer

On September 26, 2022, MusclePharm Corporation (the “Company”) appointed Gary C. Shirshac to serve as interim Chief Financial Officer. There are no family relationships between Mr. Shirshac and any other director or officer of the Company. There are no transactions in which Mr. Shirshac has an interest requiring disclosure under Item 404(a) of Regulation S-K. Set forth below is the biographical information of Mr. Shirshac, as required by Item 401 of Regulation S-K. Mr. Shirshac’s base salary is $250,000 and he will be eligible to participate in the Company’s benefits plan as of October 1, 2022.

Prior to joining the Company, Mr. Shirshac, 60, served as the Chief Financial Officer and on the Board of Directors of Newpoint Financial Corporation from 2020 to February 2022. Prior to that, Mr. Shirshac served as the Chief Financial Officer and Managing Director of GCS Consulting from 2013 to 2019. Mr. Shirshac’s work experience prior to that included accounting, tax and SEC compliance work in-house, as a consultant and in national accounting firms. Mr. Shirshac is a Certified Public Accountant and received his BS Accountancy from Villanova University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 29, 2022	By:	/s/ Ryan Drexler
Ryan Drexler
Chief Executive Officer